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                                                                    EXHIBIT 4.11

                                    AGREEMENT


         Computershare Investor Services LLP, as successor to Key Bank National Association, Key Corp Shareholder Services, Inc. and Harris Trust and Savings Bank's corporate trust business, agrees to serve as successor Rights Agent, effective as of June 30, 2000, in accordance with and pursuant to the attached Rights Agreement, dated as of September 16, 1996, between Comshare, Incorporated and Key Bank National Association (the "Agreement"), and further agrees to be bound by the terms and conditions of the Agreement.

         The address for notices to the Rights Agent as provided in Section 25 of the Agreement shall be as follows:

                  Computershare Investor Services LLP
                  7550 Lucerne Drive
                  Suite 103
                  Cleveland, Ohio  44130
                  Attn:  Michael J. Lang


                                           COMPUTERSHARE INVESTOR SERVICES, INC.


                                           By:    /s/ Michael J. Lang
                                           Its:   Relationship Manager



                                           HARRIS TRUST AND SAVINGS BANK


                                           By:    /s/ Martin McHale
                                           Its:   Vice President



                                           COMSHARE, INCORPORATED


                                           By:    Brian Jarzynski
                                           Its:   4-18-01 Vice President